UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007 (March 26, 2007)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600
Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 26, 2007, Sterling Bancshares, Inc., a Texas corporation (the "Company"), completed the issuance and sale in a private placement of $25,000,000 in aggregate principal amount of trust preferred securities (the "Trust Preferred Securities") issued by the Company's newly formed subsidiary, Sterling Bancshares Capital Trust IV, a Delaware statutory trust (the "Trust"). The Trust Preferred Securities will mature on June 15, 2037, may be called at par by the Company at any time after June 15, 2012, and require quarterly distributions of interest by the Trust to the holder of the Trust Preferred Securities. Distributions will be payable quarterly at an annual rate equal to 6.95% beginning on (and including) the date of original issuance and ending on (but excluding) June 15, 2007, and then will be payable at a floating interest rate equal to the 3-month London Interbank Offered Rate ("LIBOR") plus 1.60% per annum, payable quarterly. The Trust simultaneously issued 774 shares of the Trust's common securities (the "Common Securities") to the Company for the purchase price of $774,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Trust Preferred Securities together with the proceeds from the sale of the Common Securities to purchase $25,774,000 in aggregate principal amount of unsecured junior subordinated deferrable interest debt securities due June 15, 2037, issued by the Company (the "Junior Subordinated Debt"). The net proceeds to the Company from the sale of the Junior Subordinated Debt to the Trust will be used by the Company to fund the cash portion of the merger consideration in the merger of Partners Bank of Texas with and into Sterling Bank (the Company's indirect, wholly-owned subsidiary), which is expected to be completed on March 30, 2007, subject to the satisfaction or waiver of certain customary conditions to closing.

The Junior Subordinated Debt were issued pursuant to an Indenture, dated as of March 26, 2007 (the "Indenture"), between the Company, as issuer, Wilmington Trust Company, as trustee. The terms of the Junior Subordinated Debt are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Debt paid by the Company will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits the Company to redeem the Junior Subordinated Debt (and thus a like amount of the Trust Preferred Securities) on or after June 15, 2012. If the Company redeems any amount of the Junior Subordianted Debt, the Trust must redeem a like amount of the Trust Preferred Securities.

The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust, dated as of March 26, 2007 (the "Trust Agreement") among the Company, as sponsor, Wilmington Trust Company, as institutional trustee and Delaware trustee, the administrators named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust.

Under the terms of the Trust Preferred Securities, an event of default generally occurs upon the Company's failure to make required payments when due, its declaration of bankruptcy, or breach of certain covenants within the debentures, among other things.

In connection with the offering of the Trust Preferred Securities, the Company entered into a Guarantee Agreement with Wilmington Trust Company, as guarantee trustee, dated as of March 26, 2007 (the "Guarantee Agreement"), for the purpose of guaranteeing the payment, after the expiration of any grace or cure period, of any amounts to be paid by the Trust under the terms of the Trust Preferred Securities. The obligations of the Company under the Guarantee Agreement constitute unsecured obligations of the Company and rank subordinate and junior to all senior debt of the Company. The Guarantee Agreement shall terminate upon the full payment of the redemption price for the Trust Preferred Securities or full payment of the Junior Subordinated Debt upon liquidation of the Trust.

The offering of the Trust Preferred Securities was conducted pursuant to a Placement Agreement, dated March 14, 2007 (the "Placement Agreement"), among the Company, the Trust, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc., as placement agents.

The preceding discussion is qualified in its entirety by reference to the terms of the Trust Agreement, Indenture, Guarantee Agreement, Form of Capital Securities Certificate of the Trust and Placement Agreement, copies of which are attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

4.1 Amended and Restated Declaration of Trust by and among Sterling Bancshares, Inc., as sponsor, Wilmington Trust Company, as institutional trustee and Delaware trustee, and the administrators named therein, dated as of March 26, 2007.

4.2 Indenture by and between Sterling Bancshares, Inc., as issuer, and Wilmington Trust Company, as trustee, dated as of March 26, 2007.

4.3 Guarantee Agreement by and between Sterling Bancshares, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee, dated as of March 26, 2007.

4.4 Form of Capital Securities Certificate of Sterling Bancshares Capital Trust IV, dated March 26, 2007.

10.1 Placement Agreement by and among Sterling Bancshares, Inc., Sterling Bancshares Capital Trust IV, FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc., dated March 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: March 30, 2007 By: /s/ James W. Goolsby, Jr.

James W. Goolsby, Jr.

Executive Vice President and

General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amended and Restated Declaration of Trust by and among Sterling Bancshares, Inc., as sponsor, Wilmington Trust Company, as institutional trustee and Delaware trustee, and the administrators named therein, dated as of March 26, 2007.

4.2	Indenture by and between Sterling Bancshares, Inc., as issuer, and Wilmington Trust Company, as trustee, dated as of March 26, 2007.
4.3	Guarantee Agreement by and between Sterling Bancshares, Inc., as guarantor, and Wilmington Trust Company, as guarantee trustee, dated as of March 26, 2007.
4.4	Form of Capital Securities Certificate of Sterling Bancshares Capital Trust IV, dated March 26, 2007.
10.1	Placement Agreement by and among Sterling Bancshares, Inc., Sterling Bancshares Capital Trust IV, FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc., dated March 14, 2007.